EXHIBIT 1

JOINT FILING AGREEMENT

                The undersigned hereby agree to the joint filing of the Amendment No. 4 to Schedule 13 D to which this Agreement is attached.

Dated:  December 17, 2007

DISCOVERY GROUP I, LLC, for itself and as general partner of DISCOVERY EQUITY PARTNERS, L.P.

By:	Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By:	/s/ Robert M. McLennan
Robert M. McLennan
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy